CONSENT OF INDEPENDENT REGISTERED CHARTERED ACCOUNTING FIRM

We have issued our report dated June 23, 2008 with respect to the consolidated financial statements of Rand Logistics, Inc. appearing in the 2008 Annual Report on Form 10-K of Rand Logistics, Inc. to its stockholders for the year ended March 31, 2008, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

 /s/ GRANT THORNTON LLP

GRANT THORNTON LLP

Hamilton, Canada
July 28, 2008